EXHIBIT 23.2

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

                  As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-8 of our report dated January 22, 1999, included in CFI ProServices, Inc., dba Concentrex Incorporated's Form 10-K for the year ended December 31, 1998, and to all references to our Firm included in this registration statement.

                                                             Arthur Andersen LLP

Portland, Oregon.
March 17, 2000